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                                                                    Exhibit 10.5

                              EMPLOYMENT AGREEMENT


       THIS AGREEMENT ("AGREEMENT") is effective as of the 31st day of July, 2000, by and between REDLINE PERFORMANCE PRODUCTS, INC., a Minnesota corporation having its principal place of business in Vista, California (the "COMPANY"), and KENT HARLE, a resident of the State of California ("EMPLOYEE").

                                    RECITALS

       WHEREAS, the Company desires to obtain the full-time services of Employee and Employee desires to be employed by the Company, and each is willing to enter into this Agreement, on the terms and subject to the conditions contained herein.

                                    AGREEMENT

       NOW, THEREFORE, in consideration of the premises and the mutual agreements set forth herein, the parties agree as follows:

       1.) Employment of Employee; Term.

       (a) Employment. The Company agrees to and hereby does employ Employee, and Employee accepts such employment and agrees to discharge faithfully, diligently and to the best of Employee's abilities, the responsibilities of such employment on the terms and conditions set forth herein.

       (b) Term. The Company hereby retains Employee for a term of four (4) years, (the "TERM") commencing on the date hereof and terminating on the fourth anniversary date of the date hereof, unless renewed pursuant to the next sentence or terminated pursuant to Section 10 hereof. This Agreement will automatically renew for successive one (1) year periods (each a "RENEWAL PERIOD") unless one party provides the other with written notice of non-renewal at least sixty (60) days, but not more than one hundred twenty (120) days prior to the expiration of the Term or any Renewal Period.

       2.) Duties of Employee. During the Term and any Renewal Period, Employee will:

       (a) Full-Time Employment. Devote substantially all of Employee's business time and attention necessary to carry out the duties of Employee hereunder, applying Employee's best effort and skill for the benefit of the Company. Employee will not, without prior written consent of the Company, render services of any kind to others, or engage in any other business activity that in the Company's sole discretion would materially interfere with the performance of Employee's duties under this Agreement.

       (b) Duties. Act as President, Chief Executive Officer, Treasurer and Chief Financial Officer for the Company and perform the services and assume the duties and responsibilities assigned to Employee from time-to-time by the Company's Board of




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       Directors. In performance of the services hereunder, Employee will comply with such rules, regulations, instructions, and policies, as the Company may from time-to-time adopt.

       (c) Report directly to the CEO [or Board of Directors, if applicable] of the Company or to another individual designated by the Board of Directors on a regular basis and as further requested by such directors or designated individual.

       3.) Compensation. Employee's compensation shall be:

       (a) Base Salary. In consideration for Employee's performance of services hereunder and Employee's observance of all of the provisions of this Agreement, the Company agrees to pay in accordance with its payroll practices in effect at the time, and Employee agrees to accept, Ninety Thousand Dollars ($90,000) on an annualized basis (the "BASE SALARY"). Prior to each anniversary date of this Agreement, the Committee, as described below, shall consider the Employee's Base Salary for the next year of this Agreement, and may, in its sole discretion, increase the Base Salary for future years. The "COMMITTEE" shall mean a committee of the Company's Board of Directors consisting only of non-employee directors.

       (b) Payment of Base Salary. Employee's Base Salary will be paid semi-monthly in accordance with the Company's general payroll practices for employees. Base Salary payments will be subject to all appropriate withholdings for state, federal and local taxes, and such other deductions as are otherwise required by law or authorized by Employee.

       (c) Bonuses. Employee will be entitled to such yearly bonuses and compensation in addition to Base Salary in any amount, including zero, as determined by the Committee in its sole discretion.

       (d) Other Benefits. Employee will be entitled to participate in any fringe benefit programs provided by the Company for all of its full-time employees, pursuant to the terms of such programs, including, without limitation, any medical and hospitalization insurance programs.

       (e) Vacation. Employee will accrue three (3) weeks of paid vacation each calendar year during the Term and any Renewal Period. In addition, Employee will receive any holidays recognized by the Company as paid days off. Unused vacation time in any calendar year will accumulate and be carried over into subsequent years; provided, however, that Employee may not accrue more than six (6) weeks of paid vacation at any time, and efforts to accrue paid vacation time in excess of six (6) weeks shall be ineffective.

       (f) Business Expenses. The Company will reimburse Employee for business expenses reasonably incurred by Employee in connection with the performance of Employee's duties hereunder, upon the presentation by Employee of receipts and itemized accounts of such expenditures in accordance with the Company's policies and




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       the rules and regulations of the Internal Revenue Service. Except for expenses previously approved by the Board or its designee, the Board may take such action as may be necessary to enforce the repayment to the Company by Employee of any amounts reimbursed upon finding that such reimbursement was not made primarily for the purpose of advancing the legitimate interests of the Company.

       (g) Relocation Allowance. The Company and Employee acknowledge that the Company will likely relocate its executive offices and principal operations to the State of Minnesota or to another northern-tier state in the United States. Employee and the Company agree that Employee will relocate as provided herein and that any relocation requested by the Company shall not be deemed a termination of this Agreement without Good Cause as described in Section 4(b). Upon presentation by Employee of receipts of expenses incurred by employee in relocating from California to another location, the Company will pay Employee a relocation allowance in an amount equal to the amount incurred by Employee in relocation; provided, however, such amount will not exceed Five Thousand Dollars ($5,000).

       4.) Termination of Agreement. This Agreement may be terminated as follows:

       (a) Good Cause. Immediately by the Company for "Good Cause" upon notice of such termination to Employee. For purposes of this Agreement, "GOOD CAUSE" means Employee's: (i) failure or refusal to observe or perform any of the material provisions of this Agreement or any other written agreement with the Company, or to substantially perform any of the material duties required of Employee under this Agreement or any other written agreement with the Company; or (ii) commission of fraud, misappropriation, embezzlement or other acts of dishonesty, or conviction for any crime punishable as a felony or as a gross misdemeanor involving moral turpitude, which actions, in the judgment of the Company, have a material adverse effect upon Employee's ability to perform the duties which are assumed or assigned under Section 2 hereof, or which actions or occurrences are materially adverse to the interests of the Company. Termination under 4(a)(i) shall be effective upon thirty (30) days prior written notice and Employee's failure to remedy the problem within such period. Termination under 4(a)(ii) shall be effective immediately upon written notice.

       (b) Without Good Cause. By the Company without Good Cause upon not less than sixty (60) days' prior written notice from the Company to Employee.

       (c) By Employee. By Employee for any reason upon not less than sixty (60) days' prior written notice from Employee to the Company.

       (d) Death/Disability. Automatically upon Employee's death or disability. For the purposes of this Agreement, "DISABILITY" means the inability of Employee to perform Employee's duties under this Agreement for a total of ninety (90) days during any consecutive twelve (12) month period. If a question exists concerning the capacity of Employee to perform his duties, the Company may require Employee to submit to a medical examination by a doctor or medical facility licensed to practice medicine. The




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       Company and Employee will mutually agree upon the physician and medical facility which will conduct the examination and provide treatment.

       5.) Obligations upon Termination. If Employee's employment hereunder is terminated, the Company will have no further obligation to Employee under this Agreement, except as set forth in Section 6 below, if applicable. However, termination of Employee's employment will not terminate or extinguish Employee's obligations under Sections 7, 8, 9, 10, 11 or 12 or Employee's obligation or liability to pay to the Company any amounts owed to the Company by Employee, including, but not limited to, any amounts misappropriated or improperly obtained by Employee, without prejudice to any other rights or remedies of the Company at law or in equity. Employee and the Company acknowledge and agree that no part of any incentive compensation or bonus that is based on the Company's financial performance for a fiscal year, if any, is payable if Employee's employment is terminated for any reason prior to expiration of such fiscal year.

       6.) Severance Payments. In the event the Company terminates this Agreement pursuant to Section 4(b) above, the Company will pay Employee his Base Salary in effect as of the date of termination, for the remainder of the Term, or for one (1) year, whichever is shorter. All payments made pursuant to this Section will be paid semi-monthly in accordance with the Company's general payroll practices for employees. All payments will also be subject to all appropriate withholdings for state, federal and local taxes, and such other deductions as are otherwise required by law or authorized by Employee. The Company shall not be obligated to make any payments as provided in this Section if Employee has violated or is not in compliance with Sections 7, 9, 10 or 12 of this Agreement.

       7.) Confidential Information.

       (a) Definition. For purposes of this Agreement, "CONFIDENTIAL INFORMATION" means any information that is not generally known to the public that relates to the existing or reasonably foreseeable business of the Company which has been expressly or implicitly protected by the Company or which, from all of the circumstances, Employee knows or has reason to know that the Company intends or expects the secrecy of such information to be maintained. Confidential Information includes, but is not limited to, information contained in or relating to the development plans or proposals, marketing plans or proposals, strategies, financial statements, budgets, trade secrets, test data, other data, pricing formulas, customer and supplier information, Employee information, research and development information, designs, products, processes, manufacturing techniques, know-how and other proprietary information of the Company, whether written, oral or communicated in another type of medium, whether disclosed prior to or after the date of this Agreement, whether disclosed directly or indirectly, whether originals or copies and whether or not legal protection has been obtained or sought under applicable law. Employee will treat all such information as Confidential Information regardless of its source and whether or not marked as confidential.

       (b) Technology. Employee recognizes that the Company is continually engaged in the design, development and utilization of technology related to the production of high




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       performance vehicles, including, but not limited to snowmobiles
       (hereinafter the "TECHNOLOGY"), and that such Technology is kept in strict confidence by the Company. Employee is aware that the Technology is vital to the Company's success.

       (c) Protection of Confidential Information. Employee further understands that the success of the Company depends, to a great extent, on its ability to protect its Confidential Information, including that comprising the Technology, from unauthorized disclosure, use or publication. Inasmuch as Employee will gain knowledge of or have access to the Confidential Information about the Technology, in whole or in part, in the course of employment, Employee acknowledges that the Company is and will be entrusting Employee with this valuable information.

       (d) Contributions of Employee. Employee understands that the Company is engaged in a continuous program of research, development, production and marketing of its present and future products, and the enhancement of its Technology. Employee further understands that, as an essential part of Employee's employment by the Company, Employee is expected to make new contributions to the Company.

       (e) No Disclosure. Employee will not, during the Term or any Renewal Period thereof, except in conjunction with his duties hereunder, or following the termination of Employee's employment with the Company, directly or indirectly, use, show, display, release, discuss, communicate, divulge or otherwise disclose Confidential Information to any person, firm, corporation, association or other entity for any reason or purpose whatsoever, without the prior written consent or authorization of a duly authorized officer of the Company.

       (f) Title. All documents or other tangible or intangible property relating in any way to the business of the Company which are conceived or generated by Employee in performing his duties for the Company or come into Employee's possession in performing his duties for the Company during the Term or any Renewal Period will be and remain the exclusive property of the Company. At termination or whenever requested by the Company, Employee will return all such documents, and tangible and intangible property, and all copies thereof, including, but not limited to, all records, manuals, books, blank forms, documents, letters, memoranda, notes, notebooks, reports, data, tables, magnetic tapes, computer files, disks, calculations or copies thereof, which are the property of the Company or which relate in any way to the business, customers, products, practices or techniques of the Company, and all other property of the Company, including, but not limited to, all documents of the Company.

       (g) Compelled Disclosure. In the event a third party seeks to compel disclosure of Confidential Information by Employee by judicial or administrative process, Employee will promptly notify the Board of Directors of the Company of such occurrence and furnish to the Board of Directors a copy of the demand, summons, subpoena or other process served upon Employee to compel such disclosure, and will permit the Company to assume, at its expense, but with Employee's cooperation, defense of such disclosure demand. In the event that the Company refuses to contest such third party disclosure




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       demand under judicial or administrative process, or a final judicial order is issued compelling disclosure of Confidential Information by Employee, Employee will be entitled to disclose such information in compliance with the terms of such administrative or judicial process or order without violating his obligations under this Agreement.

       8.) Employee Representations and Warranties. Employee represents and warrants the following:

       (a) No Breach. Performance of his duties for the Company and his obligations under the terms of this Agreement does not and will not cause Employee to breach any agreement, commitment or understanding Employee has with any other party, whether formal or informal, to assign to such other party inventions Employee may hereafter make, or to keep in confidence proprietary information of such other party which Employee acquired or learned prior to Employee's employment by the Company.

       (b) Former Employment. To Employee's knowledge, Employee has not brought and will not bring to the Company, or use for the benefit of the Company, any materials and/or documents of a former employer (which, for purposes of this Section, will also include persons, firms, corporations and other entities for which Employee has acted as an independent contractor or consultant) that are not generally available to the public or to the trade, unless Employee has obtained written authorization from any such former employer permitting Employee to retain and use said materials and/or documents. With respect to any materials and/or documents that Employee may bring to the Company for use in the course of Employee's employment, Employee hereby further represents and warrants that Employee's use (or the Company's use) of such materials and/or documents will not violate the intellectual property rights of any former employer of Employee, or any other party.

       9.) Employer Ownership of Intellectual Property.

       (a) Disclosure of Inventions. Employee hereby agrees to disclose promptly to the Company (or any persons designated by it) all developments, designs, creations, improvements, original works of authorship, formulas, processes, know-how, techniques and/or inventions, hereinafter referred to collectively as "INVENTIONS"): (i) which are made or conceived or reduced to practice by Employee, either alone or jointly with others, in performing his duties during the period of Employee's employment, by the Company, or which are reduced to practice during the period of one (1) year following the termination of Employee's employment, that relate to, at the time of conception or reduction to practice, the business of the Company or actual or demonstrably anticipated research or development of the Company; or (ii) which result from any work performed by Employee for the Company; or (iii) which result from Employee's use of the premises or other resources owned, leased or contracted by the Company.

       (b) Property of Company. Employee agrees that all such Inventions which the Company in its sole discretion determines to be related to its business or its research or development, or which result from work performed by Employee for the Company, will




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       be the sole and exclusive property of the Company and its assigns, and the Company and its assigns will have the right to use and/or to apply for patents, copyrights or other statutory or common law protections for such Inventions in any and all countries. Employee further agrees to assist the Company in every proper way (but at the Company's expense) to obtain and from time to time enforce patents, copyrights and other statutory or common law protections for such Inventions in any and all countries. To that end, Employee will execute all documents for use in applying for and obtaining such patents, copyrights and other statutory or common law protections therefor and enforcing the same, as the Company may desire, together with any assignments thereof to the Company or to persons or entities designated by the Company. Employee's obligations under this Section will continue beyond the termination of Employee's employment with the Company, but the Company will compensate Employee at a reasonable rate after such termination for time actually spent by Employee at the Company's request in providing such assistance.

       (c) Works for Hire. Employee hereby acknowledges that all original works of authorship which are made by Employee (solely or jointly with others) within the scope of Employee's employment which are protectable by copyright are "works for hire," as that term is defined in the United States Copyright Act (17 USCA, Section 101).

       10.) Assignment of Inventions. Any provision in this Agreement requiring Employee to assign Employee's rights in any Invention to the Company will not apply to any invention that is exempt under the provisions of Section 181.78 of the Minnesota Statutes. The statute states that such assignment agreements do not apply:

              To an invention for which no equipment, supplies, facility or trade secret information of the employer was used and which was developed entirely on the employee's own time, and (1) which does not relate (a) directly to the business of the employer or (b) to the employer's actual or demonstrably anticipated research or development, or (2) which does not result from any work performed by the employee for the employer. (Emphasis added).

       Employee will execute the Invention Assignment Notice attached here to as Exhibit A and incorporated herein by reference.

       11.) Power of Attorney. In the event the Company is unable, after reasonable effort, to secure Employee's signature on any document needed to apply for, obtain or enforce any intellectual property rights relating to any Invention with respect to which Employee has made an inventive contribution, whether because of Employee's unavailability, or Employee's physical or mental incapacity, or for any other reason whatsoever, Employee hereby irrevocably designates and appoints the Company and its duly authorized officers and agents as Employee's agents and attorneys-in-fact to act for and in Employee's behalf and stead solely for and in connection with the execution and filing of any such document with the same legal force and effect as if such acts were performed by Employee.



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       12.) Covenants Not to Solicit or Compete. Employee and the Company agree that the Company would be substantially harmed if Employee competes with the Company during or after termination of employment with the Company. Therefore, in consideration of the compensation and the benefits offered to him, Employee agrees that:

       (a) During Employee's employment with the Company and for a period of one
       (1) year thereafter, Employee will not, either directly or indirectly, whether alone or in concert with others, solicit or entice or in any way divert any customer or supplier to do business with any business entity in competition with the Company.

       (b) During Employee's employment with the Company, and for any period thereafter during which Employee receives severance benefits, Employee will not, either alone or with others, directly or indirectly, engage in any business enterprise in competition with the Company or otherwise plan or take any preliminary steps, either alone or in concert with others, to set up or engage in any competitive business enterprise.

       (c) During Employee's employment with the Company and for a period of one
       (1) year thereafter, Employee will not, directly or indirectly, alone or in concert with others, solicit any of the Company's employees for employment or other engagement by any other company which is, by any reasonable standard, in competition with the Company.

Employee understands that the above limitations are necessary in order to reduce the risk that the Company's Confidential Information, including its Technology, will be disclosed to and used by its competitors to its detriment. Employee further understands and agrees that the Company's obligation to make any payments pursuant to Section 6 of this Agreement shall immediately and forever terminate upon any violation or failure to comply with this Section 12 by Employee.

       13.) Defense to Enforcement. The existence of any claim or cause of action by Employee against the Company shall not constitute a defense to the enforcement of Employee's obligations herein.

       14.) No Restraint on Employment. Nothing contained in this Agreement will be construed to prevent Employee from engaging in a lawful profession, trade or business after the termination of Employee's employment with the Company. This Agreement will be construed only as one which prohibits Employee from engaging in acts which are unfair to the Company, and which are in violation of the confidence and trust reposed in Employee by the Company with respect to its intellectual property, including but not limited to Confidential Information and Technology.

       15.) Consideration for Sections 7, 8, 9, 10, 11 and 12. Employee acknowledges and agrees that he has been offered and has voluntarily accepted the following consideration for his agreement to the terms of Sections 7, 8, 9, 10, 11 and 12 of this Agreement:

       (a) The Company will grant Employee a five -year option to purchase 50,000 shares of the Company's One Cent ($0.01) per share par value common stock pursuant to the Company's 2000 Stock Option Plan ("OPTION PLAN"), at an exercise price of One and




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       37.5/100 Dollars ($1.375) per share, subject to the standard provisions and other terms and conditions for options granted under the Option Plan. The options will vest in accordance with the terms of the Option Plan in the following increments: 12,500 shares on the first anniversary date of the date of grant; 12,500 shares on the second anniversary date of the date of grant; 12,500 shares on the third anniversary date of the date of grant; and 12,500 shares on the fourth anniversary date of the date of grant. Employee acknowledges that the stock options granted Employee under the Option Plan will be granted pursuant to exemptions from the registration and prospectus requirements of the Securities Act of 1933, as amended, and that the shares of common stock of the Company acquired by Employee upon the exercise of such stock options may be subject to restrictions on the resale thereof and confirms that he has been advised of, and is aware of, such resale restrictions.

       (b) The Company will grant Employee One Hundred Thousand (100,000) shares ("RESTRICTED SHARES") of the Company's One Cent ($0.01) per share par value common stock pursuant to that certain Restricted Stock Agreement of even date hereof ("RESTRICTED STOCK AGREEMENT"). The Restricted Shares will be subject to the risk of forfeiture which risk will terminate over a three (3) year period based upon the Company's achievement of certain milestones described in the Restricted Stock Agreement and upon Employee's continued employment with the Company. In the event the Company fails to meet any of those certain milestones as more fully described in the Restricted Stock Agreement, the number of Restricted Shares subject to the respective milestones will be forfeited by Employee.

       16.) Voting of Shares.

       (a) Employee will vote all shares of the Company's voting capital stock which Employee currently owns or which Employee may hereafter acquire in such manner as to cause the Company's Board of Directors to be constituted as provided in Sections 6(a) and 6(b) of the Agency Agreement dated July 31, 2000, between the Company and Dougherty & Company, LLC (the "AGENCY AGREEMENT").

       (b) The provisions of this Section 16 shall survive the termination or expiration of this Agreement; provided that Section 16 shall terminate upon the termination of Sections 6(a) and 6(b) as provided in Section 6(c) of the Agency Agreement.

       (c) Certificates representing shares of the Company's voting capital stock held by Employee shall be affixed with a legend referencing this Agreement and the voting restrictions hereof. Until terminated as provided in Section 16(b), the voting requirements shall apply to any transferee of such shares.

       17.) Pre-existing Proprietary Inventions. Employee has identified on Exhibit B attached hereto a complete list of all inventions or improvements which have been made or conceived or first reduced to practice by Employee alone or jointly with others prior to Employee's employment by the Company and which Employee desires to exclude from the operation of this Agreement. If there is no such list on Exhibit B, Employee represents that




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Employee has made no such inventions or improvements at the time of signing of this Agreement.

       18.) Communication with Subsequent Employer. Upon termination of Employee's employment, Employee hereby authorizes the Company to notify any other party, including without limitation, Employee's future employers, future partners and customers of the Company, as to the existence of this Agreement, and the existence of Employee's covenants and responsibilities with respect to the confidential and proprietary information entrusted to Employee hereunder.

       19.) Breach of Restrictive Covenants.

       (a) Relief. It is agreed that it would be difficult or impossible to ascertain the measure of damages to the Company resulting from any breach of Sections 7 or 12, and that injury to the Company from any such breach may be irremediable, and that money damages therefor may be an inadequate remedy. In the event of a breach or threatened breach by Employee of the provisions of any of such Sections, the Employee agrees to the entry by a court of competent jurisdiction of a temporary or permanent injunction or other equitable remedy enjoining Employee's breach or threatened breach, without the necessity of proof of damages, in addition to any other rights or remedies that the Company may have available under applicable law for such breach or threatened breach, including the recovery of damages.

       (b) Binding Effect. The provisions of Sections 7, 8, 9, 10, 11 and 12 of this Agreement will continue to be binding upon Employee, notwithstanding the termination of employment with the Company for any reason whatsoever. Such covenants will be deemed and construed as separate agreements independent of any other provisions of this Agreement. The existence of any claim or cause of action by Employee against the Company, whether predicated on this Agreement or otherwise, will not constitute a defense to the enforcement by the Company of any or all such Sections.

       20.) Miscellaneous Provisions. This Agreement includes the following provisions, which shall survive any expiration or termination of this Agreement:

       (a) Definitions. The term "Company" when used in Sections 7 - 18 of this Agreement will mean in addition to the Company, any affiliate of the Company. The terms "affiliate" or "affiliates" when used in this Agreement will mean any person that controls the Company, or is controlled by the Company, or is under common control with the Company.

       (b) Entire Agreement; Modification. This Agreement constitutes the full and complete understanding and agreement of the parties with respect to the terms contained herein, and supersedes any prior understanding or agreement between the parties relating to these terms. No amendment, waiver or modification of any provision of this Agreement will be binding unless made in writing and signed by the parties hereto.



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       (c) Assignment. The rights and benefits of the Company and its permitted assigns under this Agreement will be fully assignable and transferable. This Agreement is a personal service contract and will not be assignable by Employee, but all obligations and agreements of Employee hereunder will be binding upon and enforceable against Employee and Employee's personal representatives, heirs, legatees and devisees.

       (d) Notices. To be effective, all notices, consents or other communications required or permitted hereunder will be in writing. A written notice or other communication will be deemed to have been given hereunder: (i) if delivered by hand, when the notifying party delivers such notice or other communication to the other party to this Agreement;
       (ii) if delivered by facsimile or overnight delivery service, on the first business day following the date such notice or other communication is transmitted by facsimile or timely delivered to the overnight courier; or (iii) if delivered by mail, on the third business day following the date such notice or other communication is deposited in the U.S. mail by certified or registered mail addressed to the other party. Mailed or telecopied communications will be directed as follows unless written notice of a change of address or facsimile number has been given in writing in accordance with this Section:

              If to Company:    Redline Performance Products, Inc.
                                2520 Fortune Way
                                Vista, CA  92083
                                ATTN:  President
                                Facsimile No. (760) 598-0167

              With a copy to:   Larkin, Hoffman, Daly & Lindgren, Ltd.
                                1500 Wells Fargo Plaza
                                7900 Xerxes Avenue South
                                Minneapolis, MN 55431
                                ATTN:  Douglas M. Ramler, Esq.
                                Facsimile No. (952) 896-3333

              If to Employee:   Kent Harle
                                7787 Ludington Place
                                LaJolla, California 92037

       (e) Waiver. No waiver of any term, condition or covenant of this Agreement by a party will be deemed to be a waiver of any subsequent breaches of the same or other terms, covenants or conditions hereof by such party.

       (f) Counterparts. This Agreement may be executed in counterparts, each of which will be deemed to be an original, and all such counterparts will constitute one instrument.

       (g) Limitation; Severability of Provisions. To the extent any court of competent jurisdiction determines that any covenant contained in this Agreement is unreasonable or unenforceable in any respect, the court may limit such covenant to render it reasonable in




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       light of the circumstances in which it was made, and such covenant, as so limited, will be specifically enforced. In the event the court refuses to limit such covenant or provision and the covenant or provision is found to be invalid or unenforceable, the same will not affect in any respect whatsoever the validity of the remainder of this Agreement.

       (h) Governing Law; Venue. This Agreement, all exhibits hereto, and all acts and transactions pursuant or relating hereto, and all rights and obligations of the parties hereto will be governed, construed, and interpreted in accordance with the domestic laws of the State of Minnesota without giving effect to any choice of law provision or rule (whether of the State of Minnesota or any other jurisdiction that would cause application of the laws of any jurisdiction other than the State of Minnesota). In order to induce the parties to accept this Agreement, and as a material part of the consideration therefor: (i) the parties hereto agree that all actions or proceedings arising out of this Agreement will be litigated in courts located within Hennepin County, Minnesota; (ii) the parties irrevocably and unconditionally consent to the exclusive jurisdiction of such courts and consent to the service of process in any such action or proceeding by personal delivery or any other method permitted by law; (iii) the parties agree that venue is proper in Hennepin County, Minnesota, for those matters not subject to arbitration;
       (iv) the parties waive any and all rights they may have to transfer or change the venue of any such action or proceeding; and (v) the parties agree that service of any process, summons, notice or document by U.S. Registered Mail to such party's respective address set forth above shall be effective service of process for any such action or proceeding with respect to any matters and to which such party has submitted to jurisdiction as set forth in this Section.

       (i) Arbitration. Except in the event of a breach or threatened breach by Employee of Sections 7 or 12, any controversy or claim arising out of or relating to this Agreement or the breach, termination, or invalidity thereof between the parties will be referred to the American Arbitration Association (the "ASSOCIATION"), Minneapolis, Minnesota, and any such proceeding will be conducted in the Minneapolis, Minnesota metropolitan area. Any such arbitration will be before a panel of three arbitrators and will be conducted in accordance with the rules of the Association, except that the Federal Rules of Civil Procedure and the Federal Rules of Evidence will apply at any hearing. No arbitrator will have any connection to the parties to this Agreement. The arbitrators will have the right to award or include in their award any relief they deem proper, including without limitation, money damages, interest, specific performance, attorneys' fees, costs and expenses incurred, but not exemplary or punitive damages. The award decision of the arbitrators will be conclusive and binding upon all parties and may be entered in any court of competent jurisdiction. The parties agree to bring all claims in this arbitration which relate to the original claim.

       (j) Representation by Counsel; Interpretation. The Company and Employee each acknowledge that each party to this Agreement has been, or has had the opportunity to be, represented by counsel in connection with this Agreement and the matters contemplated by this Agreement. Accordingly, any rule of law or any legal decision that would require interpretation of any claimed ambiguities in this Agreement against the party that drafted it has no application and is expressly waived. The provisions of this Agreement will be interpreted in a reasonable manner to effect the intent of the parties.

       IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

                                        EMPLOYEE


                                        /s/ Kent Harle
                                        ----------------------------------------

                                        COMPANY

                                        REDLINE PERFORMANCE PRODUCTS, INC.


                                        By:  /s/ Chris Rodewald
                                             -----------------------------------
                                        Its:  Vice President
                                              ----------------------------------

                       REDLINE PERFORMANCE PRODUCTS, INC.

                              EMPLOYMENT AGREEMENT

                                    Exhibit A


                           INVENTION ASSIGNMENT NOTICE


Mr. _____________:


       You are notified that the employment agreement between you and Redline Performance Products, Inc., effective July 31, 2000, 2000, does not apply to any invention that qualifies fully under the provisions of Minnesota Statutes
Section 181.78.

                                        REDLINE PERFORMANCE PRODUCTS, INC.


                                        By:  /s/ Chris Rodewald
                                             -----------------------------------
                                        Its:  Vice President
                                              ----------------------------------


I acknowledge receiving a copy of this notice


Date: July 31, 2000


                                        /s/ Kent Harle
                                        ----------------------------------------

                       REDLINE PERFORMANCE PRODUCTS, INC.

                              EMPLOYMENT AGREEMENT

                                    Exhibit B



                       PRE-EXISTING PROPRIETARY INVENTIONS


Name/ Title of Proprietary Invention*                Description of Proprietary Invention
-------------------------------------                ------------------------------------





* Note: If no Proprietary Inventions are listed above Employee agrees that none exist.